UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

StandardAero, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42298	30-1138150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 North Scottsdale Road, Suite 250 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(480) 377 3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SARO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 29, 2026, StandardAero, Inc. (the “Company”) completed the repurchase of 1,637,465 shares of its common stock, par value $0.01 per share (the “Common Stock”), from a selling stockholder affiliated with GIC (the “GIC Stockholder”) in a private transaction at a price of $30.535 per share, which is the price at which the shares were sold to the public in the Offering (as defined below), less underwriting discounts and commissions (the “Share Repurchase”).

The Share Repurchase was made pursuant to the Company’s existing stock repurchase program approved by its board of directors in December 2025 and pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated January 20, 2026, with the GIC Stockholder. The Share Repurchase was conditioned upon the completion of the Offering and closed concurrently with the Offering on January 29, 2026. The repurchased shares of Common Stock are no longer outstanding.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

On January 29, 2026, the Company completed the underwritten public offering by two of its stockholders (the “Selling Stockholders”), affiliates of The Carlyle Group Inc. and the GIC Stockholder, of an aggregate of 57,500,000 shares of the Company’s Common Stock, which includes 7,500,000 shares of Common Stock sold pursuant to the Underwriters’ (as defined below) exercise in full of their option to purchase additional shares of Common Stock, at a price to the public of $31.00 per share (the “Offering”). The Company did not receive any proceeds from the sale of shares of Common Stock in the Offering by the Selling Stockholders.

The 57,500,000 shares of Common Stock were sold pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-292987) and a related prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission.

The Offering was conducted pursuant to an underwriting agreement (the “Underwriting Agreement”), dated January 27, 2026, among the Company, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), and the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties, covenants, and indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 27, 2026, by and among the Company, the Selling Stockholders and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters

10.1	Stock Purchase Agreement, dated January 20, 2026, by and between the Company and the GIC Stockholder

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARDAERO, INC.

Date: January 29, 2026	By:	/s/ Daniel Satterfield
Daniel Satterfield
Chief Financial Officer